Exhibit 3.2

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CYBERSHOP INTERNATIONAL, INC.

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                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

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      CYBERSHOP INTERNATIONAL, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

      FIRST: Resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation entitled to vote thereon were duly adopted at a meeting of the Board of held on April 14, 1999.

      SECOND:Thereafter, said amendment was approved by the stockholders of the Corporation entitled to vote thereon at the Annual Meeting of Stockholders held on June 3, 1999.

      THIRD: Said amendment would amend the Certificate of Incorporation of the Corporation by deleting the Article FIRST and the first paragraph of Article FOURTH thereof and substituting in lieu thereof the following:

      "FIRST: The name of the Corporation is Cybershop.com, Inc."

; and

      "FOURTH: The total number of shares of capital stock which may be issued by the Corporation is Eighty Million (80,000,000), seventy-five million (75,000,000) of which shall be Common Stock, having a par value of $.001 and five million (5,000,000) of which shall be preferred stock, having a par value of $.001."

      FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Chairman, Chief Executive Officer and President this ___ day of June, 1999.

                           CYBERSHOP INTERNATIONAL, INC.


                           By: /s/ Jeffrey S. Tauber

                               Jeffrey S. Tauber
                               Chairman, Chief Executive Officer
                               and President